Exhibit 99.01
 General Employment Enterprises, Inc., Oakbrook Terrace Tower, Suite 2200, Oakbrook Terrace, IL  60181, (630) 954-0400

FOR IMMEDIATE RELEASE:	December 20, 2011

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Salvatore J. Zizza
Chief Executive Officer
Phone: (630) 954-0400 Fax: (630) 954-0595
E-mail: invest@genp.com

General Employment Reports Fiscal Year End Results

OAKBROOK TERRACE, IL, December 20, 2011 - General Employment Enterprises, Inc. (NYSE Amex: JOB) reported consolidated net revenues of $37,189,000 for the year ended September 30, 2011, an increase of $25,272,000 (212.1%) over the consolidated net revenues of $11,917,000 reported for the same period last year. Revenues from the Company’s acquisition of certain assets constituting the businesses of On-Site ($12,412,000), RFFG of Cleveland ($4,290,000), DMCC ($3,017,000), fees earned under the Management Agreement with RFFG, Inc. ($838,000) and Ashley Ellis, LLC ($246,000) collectively contributed $20,803,000 in revenue for the period.  Professional contract and placement services increased by $943,000 (15.2%) and $1,533,000 (52.9%) from the same period last year, respectively.

Net income from continuing operations was $358,000 or $.02 per share, for the fiscal year, compared with a net loss of $1,556,000, or $.11 per share, last fiscal year.  The Company recorded an adjustment of $1,126,000 related to the loss on impairment of intangible assets and $1,276,000 related to the reduction in estimated contingent consideration.  Without these onetime adjustments the Company would have recorded net income of $208,000 for the fiscal year.  The Company’s acquisitions and control over general and administrative costs were contributing factors in the improvement in the Company’s performance.  For purposes of calculating the diluted earnings per-share amounts, the number of average common shares outstanding was 18,648,000 for the year ended September 30, 2011, compared with 13,874,000 in the prior-year.

The Company had Earnings Before Income Taxes, Depreciation and Amortization (EBITDA) for the fiscal year ended September 30, 2011 of $1,119,000 compared to a EBITDA loss of $1,277,000 for the fiscal year ending September 30, 2010.  See EBITDA reconciliation schedule for additional details of our calculation.

Commenting on the Company's performance, Salvatore J. Zizza, CEO stated, “We’re thrilled that the results of this fiscal year show significant progress towards our goals and fulfillment of our vision and strategies.  The acquisitions we’ve made over the past year have had substantial impact on our performance, and looking forward, we are well positioned to meet our goal of further growing the Company both organically and through acquisitions.”

Business Information

General Employment Enterprises, Inc. (the “Company”) provides contract and placement staffing services for business and industry, primarily specializing in the placement of information technology, engineering and accounting professionals.  With the acquisition of certain of the assets of On-Site Services, Inc. (“On-Site”) in June 2010, the Company also began to provide contract staffing services for the agricultural industry. This business is located in Florida and provides labor and human resource solutions, including temporary staffing, to the agricultural industry.  Effective November 1 2010, the Company and its wholly-owned subsidiary, Triad Personal Services, Inc an Illinois corporation, entered into an asset purchase agreement, with DMCC Staffing, LLC, an Ohio limited liability company (“DMCC”), RFFG of Cleveland, LLC, an Ohio limited liability company (“RFFG of Cleveland”), and Thomas J. Bean (the “Asset Purchase Agreement”), for the purchase of certain assets of DMCC and RFFG of Cleveland, including customer lists, comprising DMCC and RFFG of Cleveland’s services business.  DMCC and RFFG of Cleveland’s services business is operated from offices in Ohio and provides labor and human resource solutions, including temporary staffing, human resources and payroll outsourcing services, labor and employment consulting and workforce solutions. Currently, RFFG of Cleveland has one customer.  In August of 2011, the Company purchased certain assets of Ashley Ellis, LLC, a professional staffing and placement business.

Forward-Looking Statements

The statements made in this press release which are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause our actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in our annual report on Form 10-K for the fiscal year ended September 30, 2011, and in our other filings with the SEC. General Employment is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  Management believes that certain non-GAAP financial measures provide additional meaningful information regarding the Company’s performance.  The non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.  In addition, because not all Companies use identical calculations, the non-GAAP financial measures included in this financial results release may not be comparable to similarly titled measures of other companies.  Reconciliation of the non-GAAP financial measures to GAAP is provided.

GENERAL EMPLOYMENT ENTERPRISES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands, Except Per Share)

	Twelve Months Ended September 30
	2011	2010
Net revenues:
Contract staffing services	$31,921	$9,020
Placement services	4,430	2,897
Management Services	838	—

Net revenues	37,189	11,917
Cost of contract services	27,405	7,111
Selling, general and administrative expenses	8,841	6,264
Amortization of intangible assets	537	53
Loss on Impairment of intangible assets	1,126	—
Reduction of earn-out liability	(1,276)	—

Income (loss) from operations	556	(1,511)
Other expense, net	(198)	(45)

Net Income (loss)	$358	$(1,556)

Average number of shares - basic	18,394	13,874
Average number of shares - diluted	18,648	13,874

Net income (loss) per share - basic	$.02	$(.11)
Net Income (loss) per share - diluted	.02	(.11)

Reconciliation of net loss to EBITDA:

	Twelve Months Ended September 30
	2011	2010

Net Income (loss)	$358	$(1,556)
Reduction of earn out liability	(1,276)	—
Interest expense	198	36
Loss on impairment of intangible assets	1,126	—
Depreciation, amortization	713	243
EBITDA	$1,119	$(1,277)

EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization.  We have presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Depreciation and Amortization
Depreciation and amortization expense of $713,000 recorded for the twelve months ended September 30, 2011 includes the amortization associated with the identifiable intangibles recorded for the Company’s acquisitions of certain assets of On-Site, RFFG of Cleveland, DMCC and Ashley Ellis, LLC.

GENERAL EMPLOYMENT ENTERPRISES, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEET INFORMATION
(In Thousands)

	September 30 2011	September 30 2010

Assets:
Cash and cash equivalents	$314	$945
Accounts receivable, less allowances	6,604	1,419
Other current assets	190	216

Total current assets	7,108	2,580
Property and equipment, net	409	383
Goodwill	1,280	172
Intangible assets, net	2,699	259

Total assets	$11,496	$3,394

Liabilities and shareholders’ equity:
Current liabilities	6,121	1,371
Long-term obligations	681	431
Shareholders’ equity	4,694	1,592

Total liabilities and shareholders’ equity	$11,496	$3,394